Exhibit 99.2

B&G FOODS ANNOUNCES A CASH TENDER OFFER AND CONSENT SOLICITATION FOR ITS

7.625% SENIOR NOTES DUE 2018

PARSIPPANY, N.J., May 20, 2013 — B&G Foods, Inc. (NYSE: BGS) announced today that it has launched a cash tender offer and consent solicitation for any and all of its outstanding 7.625% Senior Notes due 2018 (the “Notes”).

Terms of the Tender Offer and Consent Solicitation

The Notes and other information relative to the tender offer are set forth in the table below:

			Per Security		As a % of Principal Amount
Securities	CUSIP/ISIN Numbers	Principal Amount Outstanding	Principal Amount	Total Consideration(1)	Purchase Price (2)	Consent Payment	Total Consideration (1)(2)
7.625% Senior Notes due 2018	05508RAD8 US05508RAD89	$248,500,000.00	$1,000.00	$1,080.90	105.090%	3.000%	108.090%

(1)           Total consideration for the Notes includes a consent payment of $30 for each $1,000 principal amount of Notes tendered.

(2)           Does not include accrued and unpaid interest, which will be paid on Notes accepted for purchase.

The tender offer and consent solicitation are being made on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated May 20, 2013 and the related Letter of Transmittal and Consent (together, the “Tender Offer Documents”).

Holders who validly tender their Notes and provide their consents to the Proposed Amendments (as described below) prior to 5:00 p.m., New York City time, on June 3, 2013, unless extended by the Company in its sole discretion (the “Consent Date”), shall receive $1,080.90 per $1,000 principal amount of Notes (which amount includes a consent payment of $30 per $1,000 principal amount of Notes), plus any accrued and unpaid interest on the Notes up to, but not including, the payment date for such Notes.

Holders who validly tender their Notes after the Consent Date, but prior to the expiration of the tender offer, shall receive $1050.90 per $1,000 principal amount of Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date for such Notes.  Holders of Notes tendered after the Consent Date will not receive a consent payment.

The tender offer will expire at 11:59 p.m., New York City time, on June 17, 2013, unless extended or earlier terminated. Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on June 3, 2013 unless extended (the “Withdrawal Deadline”). Payments of the tender consideration for Notes validly tendered and not validly withdrawn on or prior to the expiration date and accepted for purchase will be made pursuant to the Tender Offer Documents. Holders may not tender their Notes without delivering their consents to the Proposed Amendments and holders may not deliver their consents without tendering their Notes pursuant to the tender offer.  Any tender of Notes prior to the Withdrawal Deadline may be validly withdrawn and the corresponding consents may be revoked at any time prior to the Withdrawal Deadline, but not thereafter, except to the extent B&G Foods is required by law to provide additional withdrawal rights.

In connection with the tender offer, B&G Foods is soliciting the consents of the holders of Notes to proposed amendments to the indenture governing the Notes (the “Proposed Amendments”).  The primary purpose of the consent solicitation and Proposed Amendments is to eliminate substantially all of the material restrictive covenants and certain events of default and related provisions in the indenture governing the Notes.

The consummation of the tender offer is conditioned upon, among other things, (i) B&G Foods having available proceeds from B&G Foods’ proposed senior notes offering and from cash-on-hand sufficient to pay the aggregate Total Consideration; (ii) the tender of Notes representing a majority of the principal amount of Notes outstanding on or prior to the Consent Date; (iii) the execution of a supplemental indenture implementing the Proposed Amendments; and (iv) satisfaction of the General Conditions (as defined in the Tender Offer Documents). If any of the conditions are not satisfied, B&G Foods may terminate the tender offer and return tendered Notes, may waive unsatisfied conditions and accept for payment and purchase all validly tendered Notes that are not validly withdrawn prior to expiration, may extend the tender offer or may amend the tender offer. Full details of the terms and conditions of the tender offer are included in the Tender Offer Documents.

Credit Suisse Securities (USA), LLC will act as Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Questions regarding the tender offer or consent solicitation may be directed to Credit Suisse at (212) 325-2476 (collect) or (800) 820-1653 (toll free). Requests for copies of the Tender Offer Documents may be directed to D. F. King & Co., Inc. at (212) 269-5550 (collect) or (800) 859-8511 (toll free). Beneficial owners also may contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer and the consent solicitation.

Neither B&G Foods, the Dealer Manager and Solicitation Agent, nor any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they decide to do so, the principal amount of their Notes to tender.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell the Notes or any other securities. The tender offer and consent solicitation are being made only through and subject to the terms and conditions set forth in the Tender Offer Documents and related materials. Holders of the Notes should read carefully the Tender Offer Documents and related materials before any decision is made with respect to the tender offer and consent solicitations.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable foods across the United States, Canada and Puerto Rico.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Brer Rabbit, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Style, Old London, Ortega, Polaner, Red Devil, Regina, Sa-són, Sclafani, Sugar Twin, Trappey’s, TrueNorth, Underwood, Vermont Maid and Wright’s.  B&G Foods also sells and distributes two branded household products, Static Guard and Kleen Guard.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange

Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2012 filed on February 26, 2013.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	Matt Lindberg
866-211-8151	203-682-8214